Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report of Virtusa Corporation (the “Company”) on Form 10‑K for the period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kris Canekeratne, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, to my knowledge as of the date hereof, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ KRIS CANEKERATNE
	Name:	Kris Canekeratne
	Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: May 28, 2020

1